EXHIBIT 21.1


         SUBSIDIARIES OF THE COMPANY:

                                                   STATE/COUNTRY OF
         NAME                                       INCORPORATION

         Sealife Marine Products, Inc................California
         Proterra Technologies, Inc..................California
         Sealife Corp................................Nevada
         Division G, Inc.............................Nevada